Exhibit 99.1

N e w s R e l e a s e
Media contacts:
Laura Lewis, Senior Vice President, 740.349.3750
John Kozak, Chief Financial Officer, 740.349.3792

January 26, 2007	For Immediate Release
Park National Corporation makes correction
to 2006 earnings announcement
NEWARK, Ohio — Park National Corporation (Park) (AMEX:PRK) today reported a correction to net income for the fourth quarter and for the full year of 2006, which had previously been reported in Park’s news release issued on Tuesday, January 16, 2007. Park’s net income (as a result of the correction) decreased by $1.256 million for both the three- and twelve-month periods ended December 31, 2006, as compared to Park’s net income reported in the January 16, 2007 news release.
For the full year of 2006, Park’s net income was $94.091 million or $6.74 per diluted share, compared to that reported in the previous news release (from January 16, 2007) which had reported net income of $95.347 million and $6.83 per diluted share. This correction of $1.256 million resulted in a 1.3 percent decrease in both previously reported net income and previously reported diluted earnings per share for 2006.
Park’s net income for the year ended December 31, 2006 (as corrected), decreased by $1.147 million or 1.2 percent to $94.091 million compared to $95.238 million for 2005. Park’s diluted earnings per share increased by $.10 per share or 1.5 percent to $6.74 in 2006 (as corrected) compared to $6.64 for 2005.
For the fourth quarter of 2006, Park’s net income was $22.593 million or $1.63 per diluted share, compared to that reported in the previous news release (from January 16, 2007) which had reported net income of $23.849 million or $1.72 per diluted share. This correction of $1.256 million, resulted in a 5.3 percent decrease in previously reported net income and a 5.2 percent decrease in previously reported diluted earnings per share for the fourth quarter of 2006.
Park’s net income for the fourth quarter of 2006 (as corrected), decreased by $238,000 or 1.0 percent to $22.593 million compared to $22.831 million for the fourth quarter of 2005. Park’s diluted earnings per share increased by $.02 or 1.2 percent to $1.63 for the fourth quarter of 2006 (as corrected) compared to $1.61 for the fourth quarter of 2005.
Earlier this week, Park’s management discovered that the accrued interest receivable balance for loans was overstated by $1.933 million due to interest income being accrued on certain previously charged-off loans. When a loan is charged-off, the loan balance is reduced to zero and a charge is made to the loan loss reserve. No additional interest income is to be accrued on charged-off loans. However, for this to be properly reflected within Park’s data processing system, the charged-off loan also needs to be coded as being nonaccrual. Primarily, one of Park’s subsidiary banks did not code charged-off installment loans within Park’s data processing system as nonaccrual. This
Park National Corporation
50 N. Third Street, Newark, Ohio 43055
www.parknationalcorp.com

N e w s R e l e a s e
error started approximately 10 years ago and resulted in an overstatement on a cumulative basis of $1.933 million for both accrued interest receivable on loans and interest income on loans. Park recorded this cumulative adjustment in the fourth quarter of 2006. This reduction in interest income on loans of $1.933 million caused a reduction in federal income tax expense of $677,000, which resulted in the decrease in net income of $1.256 million.
Park’s management has determined that the amount by which accrued interest receivable on loans and the related interest income on loans was overstated is not material to any previously issued financial statements. Accordingly, Park has recorded the cumulative adjustment of $1.933 million in the fourth quarter of 2006 and has not restated any previously issued financial statements. Management estimates that the impact on interest income on loans for the previous several quarters was an overstatement of approximately $100,000 per quarter. This overstatement had no impact on Park’s customer accounts or Park’s assets, other than accrued interest receivable on loans.
Headquartered in Newark, Ohio, Park holds $5.47 billion in assets (based on asset totals as of December 31, 2006). Park and its subsidiaries consist of 12 community banking divisions and two specialty finance companies, all based in Ohio. Park operates 138 offices across 29 Ohio counties and one Kentucky county through the following organizations: The Park National Bank, The Park National Bank of Southwest Ohio & Northern Kentucky Division, Fairfield National Division, The Richland Trust Company, Century National Bank, The First-Knox National Bank of Mount Vernon, Farmers and Savings Division, United Bank, N.A., Second National Bank, The Security National Bank and Trust Co., Unity National Division, The Citizens National Bank of Urbana, Scope Leasing, Inc., and Guardian Financial Services Company.
Financial Tables are below and reflect the corrections discussed above for all periods contained therein...
Park National Corporation
50 N. Third Street, Newark, Ohio 43055
www.parknationalcorp.com

PARK NATIONAL CORPORATION
FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)
DECEMBER 31, 2006
INCOME STATEMENT

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	DECEMBER 31,			DECEMBER 31,
			PERCENT			PERCENT
	2006	2005	CHANGE	2006	2005	CHANGE
NET INTEREST INCOME	$52,441	$55,156	-4.92%	$213,244	$220,564	-3.32%
PROVISION FOR LOAN LOSSES	1,525	1,400	8.93%	3,927	5,407	-27.37%
OTHER INCOME	16,590	14,889	11.42%	64,665	59,609	8.48%
GAIN (LOSS) ON SALE OF SECURITIES	0	0		97	96
OTHER EXPENSE	35,645	36,358	-1.96%	141,002	139,438	1.12%
INCOME BEFORE TAXES	31,861	32,287	-1.32%	133,077	135,424	-1.73%
NET INCOME	22,593	22,831	-1.04%	94,091	95,238	-1.20%
NET INCOME PER SHARE-BASIC	1.63	1.62	0.62%	6.75	6.68	1.05%
NET INCOME PER SHARE-DILUTED	1.63	1.61	1.24%	6.74	6.64	1.51%
CASH DIVIDENDS PER SHARE	0.93	0.92	1.09%	3.69	3.62	1.93%

RATIOS AND OTHER INFORMATION
RETURN ON AVERAGE ASSETS	1.67%	1.66%		1.75%	1.71%
RETURN ON AVERAGE EQUITY	15.93%	16.33%		17.26%	17.03%
YIELD ON EARNING ASSETS	6.85%	6.41%		6.77%	6.17%
COST OF PAYING LIABILITIES	3.20%	2.46%		2.97%	2.19%
NET INTEREST MARGIN	4.23%	4.39%		4.33%	4.34%
EFFICIENCY RATIO	51.26%	51.48%		50.35%	49.32%
NET LOAN CHARGE-OFFS	$1,522	$2,073		$3,920	$5,890
NET CHARGE-OFFS AS A PERCENT OF LOANS	0.18%	0.25%		0.12%	0.18%
BALANCE SHEET
AT DECEMBER 31,

			PERCENT
	2006	2005	CHANGE

INVESTMENTS	$1,513,498	$1,663,342	-9.01%
LOANS	3,480,702	3,328,112	4.58%
LOAN LOSS RESERVE	70,500	69,694	1.16%
GOODWILL AND OTHER INTANGIBLES	78,003	69,188	12.74%
TOTAL ASSETS	5,470,876	5,436,048	0.64%
DEPOSITS	3,825,534	3,757,757	1.80%
BORROWINGS	979,913	1,028,858	-4.76%
EQUITY	570,439	558,430	2.15%
BOOK VALUE PER SHARE	40.98	39.63	3.41%
NONPERFORMING LOANS	25,117	22,363	12.31%
NONPERFORMING ASSETS	28,468	24,731	15.11%
PAST DUE 90 DAY LOANS	7,832	7,661	2.23%

RATIOS
LOANS/ASSETS	63.62%	61.22%
NONPERFORMING LOANS/LOANS	0.73%	0.67%
PAST DUE 90 DAY LOANS/LOANS	0.23%	0.23%
LOAN LOSS RESERVE/LOANS	2.03%	2.09%
EQUITY/ASSETS	10.43%	10.27%

PARK NATIONAL CORPORATION
Consolidated Balance Sheets
(dollars in thousands, except share data)

	December 31,
	2006	2005

Assets

Cash and due from banks	$177,990	$169,690
Money market instruments	8,266	4,283
Interest bearing deposits	1	300
Investment securities	1,513,498	1,663,342

Loans (net of unearned interest)	3,480,702	3,328,112
Allowance for possible loan losses	70,500	69,694
Loans, net	3,410,202	3,258,418

Bank premises and equipment, net	47,554	47,172
Other assets	313,365	292,843

Total assets	$5,470,876	$5,436,048

Liabilities and Stockholders’ Equity

Deposits:
Noninterest bearing	$664,962	$667,328
Interest bearing	3,160,572	3,090,429

Total deposits	3,825,534	3,757,757

Borrowings	979,913	1,028,858
Other liabilities	94,990	91,003

Total liabilities	4,900,437	4,877,618

Stockholders’ Equity:
Common stock (No par value; 20,000,000 shares authorized in 2006 and 2005; 15,358,323 shares issued in 2006 and 15,271,574 in 2005)	217,067	208,365
Accumulated other comprehensive income (loss), net of taxes	(22,820)	(10,143)
Retained earnings	519,563	476,889
Treasury stock (1,436,794 shares in 2006 and 1,178,948 shares in 2005)	(143,371)	(116,681)

Total stockholders’ equity	570,439	558,430

Total liabilities and stockholders’ equity	$5,470,876	$5,436,048

PARK NATIONAL CORPORATION
Consolidated Statements of Income
(dollars in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005

Interest income:
Interest and fees on loans	$66,132	$59,759	$255,123	$223,868
Interest on:
Obligations of U.S. Government, its agencies and other securities	18,268	19,886	75,300	85,664
Obligations of states and political subdivisions	852	1,037	3,667	4,486
Other interest income	123	122	469	441

Total interest income	85,375	80,804	334,559	314,459

Interest expense:
Interest on deposits:
Demand and savings deposits	7,225	4,490	25,870	15,091
Time deposits	15,774	11,502	56,402	41,808
Interest on borrowings	9,935	9,656	39,043	36,996

Total interest expense	32,934	25,648	121,315	93,895

Net interest income	52,441	55,156	213,244	220,564

Provision for loan losses	1,525	1,400	3,927	5,407

Net interest income after provision for loan losses	50,916	53,756	209,317	215,157

Other income	16,590	14,889	64,665	59,609

Gain (loss) on sale of securities	—	—	97	96

Other expense:
Salaries and employee benefits	20,393	19,134	80,227	78,498
Occupancy expense	2,347	2,097	9,066	8,641
Furniture and equipment expense	1,202	1,287	5,166	5,278
Other expense	11,703	13,840	46,543	47,021

Total other expense	35,645	36,358	141,002	139,438

Income before federal income taxes	31,861	32,287	133,077	135,424

Federal income taxes	9,268	9,456	38,986	40,186

Net income	$22,593	$22,831	$94,091	$95,238

Per Share:

Net income — basic	$1.63	$1.62	$6.75	$6.68
Net income — diluted	$1.63	$1.61	$6.74	$6.64

Weighted average shares — basic	13,845,071	14,134,058	13,929,090	14,258,519
Weighted average shares — diluted	13,872,586	14,199,455	13,966,836	14,348,243

PARK NATIONAL CORPORATION
Consolidated Average Balance Sheets
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005

Assets

Cash and due from banks	$139,743	$148,566	$142,794	$148,303
Money market instruments	10,445	12,713	8,639	11,272
Interest bearing deposits	1	305	84	986
Investment securities	1,526,529	1,694,688	1,578,244	1,853,524

Loans (net of unearned interest)	3,411,449	3,312,164	3,357,278	3,278,092
Allowance for possible loan losses	70,188	71,050	70,386	71,052

Loans, net	3,341,261	3,241,114	3,286,892	3,207,040

Bank premises and equipment, net	46,704	47,331	46,894	46,418
Other assets	318,400	302,330	317,076	290,545

Total assets	$5,383,083	$5,447,047	$5,380,623	$5,558,088

Liabilities and Stockholders’ Equity

Deposits:
Noninterest bearing	$651,753	$665,426	$662,077	$643,032
Interest bearing	3,162,943	3,135,084	3,162,867	3,187,033

Total deposits	3,814,696	3,800,510	3,824,944	3,830,065

Borrowings	924,075	1,009,117	928,639	1,091,730
Other liabilities	81,518	82,760	81,966	77,082

Total liabilities	4,820,289	4,892,387	4,835,549	4,998,877

Stockholders’ Equity:
Common stock	209,721	208,367	208,733	208,349
Accumulated other comprehensive income (loss), net of taxes	(14,798)	(10,310)	(21,085)	1,309
Retained earnings	511,583	468,847	491,723	448,354
Treasury stock	(143,712)	(112,244)	(134,297)	(98,801)

Total stockholders’ equity	562,794	554,660	545,074	559,211

Total liabilities and stockholders’ equity	$5,383,083	$5,447,047	$5,380,623	$5,558,088